Exhibit 2.5
STATE OF TEXAS

COUNTY OF BEXAR


                      USET ACQUISITION PARTNERS, L.P.
                    ASSIGNMENT OF PARTNERSHIP INTERESTS


        For value received, as more specifically described in the AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS IN USET ACQUISITION PARTNERS, L.P., all of even date herewith, TEXAS RESEARCH AND TECHNOLOGY FOUNDATION of San Antonio, Bexar County, Texas, a limited partner in the Texas limited partnership of USET Acquisition Partners, L.P., does hereby assign, sell, transfer and convey all its right, title and interest IN USET ACQUISITION PARTNERS, L.P. to UPAT SERVICES, INC., a Delaware corporation, free and clear of all liens, claims, encumbrances or security interests.


Date:                                            TEXAS RESEARCH AND
                                                 TECHNOLOGY FOUNDATION

                                                 By:  George H. Ensley
                                                      George H. Ensley
                                                      President